UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2017

Icagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite 350 Research Triangle Park, Durham, NC 27703
(Address of principal executive offices) (zip code)

(919) 941-5206
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2017, the Board of Directors (the “Board”) of Icagen, Inc. (the “Company”) granted under the Company’s 2015 Stock Incentive Plan (the “Plan”) the following: (i) options to purchase 10,000 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) to each of the Company’s five non-employee members of the Board (which equals options to purchase an aggregate of 50,000 shares of Common Stock); and (ii) options to purchase 20,000 shares of Common Stock to Richie Cunningham, the Company’s Chief Executive Officer. All of the stock options granted have an exercise price of $3.50 per share, vest monthly on a pro rata basis over a three year period and expire ten years after the date of grant. In addition, the Board approved a bonus to Mr. Cunningham of 70% of his base pay together with the options mentioned above and a merit increase in his base salary of 2.5%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2017	ICAGEN, INC.

	By:	/s/ Mark Korb
	Name: Title:	Mark Korb Chief Financial Officer

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